UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 16, 1997

                       SHARED TECHNOLOGIES FAIRCHILD INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

       0-17366                                       87-0424558
(Commission File Number)                  (IRS Employer Identification No.)

100 Great Meadow Road, Suite 104, Wethersfield, Connecticut          06109
       (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (860) 258-2400

                                      N.A.
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     On November 17, 1997, Shared Technologies Fairchild Inc. (the "Company") received an unsolicited offer (the "Offer") from Intermedia Communications Inc.("Intermedia") pursuant to which Intermedia has to offered to buy all of the outstanding common stock of the Company at $15.00 per share. Holders of the Series D Preferred Stock, Series I 6% Convertible Preferred Stock and the Series J Redeemable Special Preferred Stock would receive $15.00, $251.49 and $109.59, respectively, pursuant to the Offer. The board of directors of the Company is considering the Offer and is discussing the terms thereof with Intermedia.

     On November 17, 1997, Intermedia commenced an action in Chancery Court of Delaware, New Castle County, seeking injunctive and declaratory relief against the Company, its Directors, Tel-Save Holdings, Inc., and TSHCo., Inc., Intermedia Communications, Inc., et al. v. Shared Technologies Fairchild Inc., et al. C.A. No. 16038. The action, among other things, seeks to enjoin the Tel-Save Merger, the enforcement of the break-up fees provision under the Merger Agreement and the Long-Distance Agreement.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits. The following is a list of the Exhibits attached hereto.

Exhibit No. 99.1     Letter from Intermedia proposing merger transaction
                     dated November 17, 1997

Exhibit No. 99.2     Complaint filed by Intermedia in Chancery Court of
                     Delaware, New Castle County, seeking injunction and declaratory relief against the Company, its Directors, Tel-Save Holdings, Inc., and TSHCo., Inc.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 18, 1997


                                  SHARED TECHNOLOGIES
                                    FAIRCHILD INC.


                                  By: /s/ Vincent Di Vincenzo
                                      -----------------------------------
                                      Name:  Vincent Di Vincenzo
                                      Title: Senior Vice President-
                                       Administration and Finance



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                                  Exhibit Index


Exhibit No.                        Description

(99.1) Letter from Intermedia proposing merger transaction dated November 17, 1997

(99.2) Complaint filed by Intermedia in Chancery Court of Delaware, New Castle County, seeking injunction and declaratory relief against the Company, its Directors, Tel-Save Holdings, Inc., and TSHCo., Inc.